UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 31, 2022

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Financial Officer

Deere & Company (the “Company”) announced that its board of directors (the “Board”) has elected Rajesh Kalathur to the additional role of Chief Financial Officer, effective May 31, 2022. Following the effectiveness of the election, Mr. Kalathur will hold the roles of President, John Deere Financial and Senior Vice President, Global Information Technology and Chief Financial Officer. Mr. Kalathur replaces Ryan D. Campbell, who has been elected by the Board to the position of President, Worldwide Construction & Forestry and Power Systems.

Mr. Kalathur, 53, has served as the President of John Deere Financial since 2019. He also served as the Company’s Chief Information Officer from 2018-2022. Prior to these roles, he served as the Company’s Chief Financial Officer from 2012-2019. Mr. Kalathur joined the Company in 1996 and has held positions with increasing responsibilities in finance, business development, logistics, operations, and marketing before becoming a member of the senior leadership team in 2012.

In connection with his new role, Mr. Kalathur will receive an annualized salary of $887,758, an increase of five percent. Mr. Kalathur will continue to participate in the Company’s short-term incentive (STI) and long-term incentive (LTIC) cash plans that will payout based on the Company’s Operating Return on Assets (OROA), Operating Return on Sales (OROS), Return on Equity (ROE), Shareholder Value Added (SVA), and Total Shareholder Return (TSR) during the relevant performance periods. The target award under the STI plan for Mr. Kalathur for the fiscal 2022 performance period will be $887,759, an increase proportionate to his salary increase of five percent. Mr. Kalathur’s STI rate as a percent of annual base pay remains at 100%. Mr. Kalathur’s target award under the LTIC plan for the performance period ending in fiscal 2022 will be $932,147, an increase proportionate to his salary increase of five percent. The LTIC rate as a percent of annual base pay remains at 105%. There are no changes to Mr. Kalathur’s equity awards that were granted in December 2021 under the long-term incentive (LTI) plan.

Awards for Mr. Kalathur under the incentive cash plans are based in part on base salary during the performance periods. Actual payouts likely will differ based on actual Company performance during the performance periods and any additional changes in salary. Other benefits available to named executive officers are described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 7, 2022, and which descriptions are incorporated herein by reference.

There are no family relationships or related party transactions between Mr. Kalathur and the Company or any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Item 7.01Regulation FD Disclosure.

The elections described above and other related senior management changes for the Company are further described in the press release issued by the Company on May 31, 2022, which is attached hereto and incorporated herein by reference as Exhibit 99.1.

The information disclosed in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Number 99.1	Description of Exhibit Press Release
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Edward R. Berk
Edward R. Berk
Secretary

Dated: May 31, 2022

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